Exhibit 10.2

DATED this 3rd day of July 2006

BETWEEN:

GREGORY PAXTON

("the Vendor")

AND:

AQUA DYNE INC

("the Purchaser")

AND:

LIQUATECH PTY LTD ACN 094 371 294

("the Company")

SHARE SALE AGREEMENT

Stacks//Gray
Level 1, 32 The Esplanade
PARADISE POINT, QLD 4216
Telephone: 07 5577 2266
Facsimile: 07 577 2141

THIS AGREEMENT is made this day of 2006

BETWEEN: **LIQUATECH PTY LTD ACN 094 371 294** of care of Winchester Young & Madden, Solicitors, Level 1, 765 Stanley Street, Woolloongabba, Queensland 4102
("the Company")

AND **GREGORY PAXTON** of Building One, 63 Burnside Road, Staplyton, Queensland 4207
("the Vendor")

AND: **AQUA DYNE INC.** of 1220N Market Street, Suite 606, Wilmington, County of Newcastle, Delaware, United States of America
("the Purchaser")

BACKGROUND

A. The Company has an issued share capital of TWO THOUSAND FOUR HUNDRED (2,400) ORDINARY SHARES.

B. The Vendor is the holder of SEVEN HUNDRED AND FIFTY (750) ORDINARY SHARES in the Company which are legally and beneficially owned and paid up by the Vendor ("the Shares).

C. Subject to and on the terms and conditions contained in this agreement:

(i) the Vendor has agreed to sell the Shares to the Purchaser; and

(ii) the Purchaser has agreed to purchase the Shares from the Vendor.

OPERATIVE TERMS

1. **Condition Precedent**

1.1. **Intentionally deleted**

1.2. **Waiver of Conditions**

A Condition may not be waived except by a waiver in writing signed by each party entitled to the benefit of that Condition and will be effective only to the extent specifically set out in that waiver.

1.3. **Conduct of the Parties**

Each party must use all reasonable efforts within its own capacity to ensure that each Condition is fulfilled before the Completion Date.

1.4. **Intentionally deleted**

2. **Sale and Purchase of Shares**

2.1. The Vendor will sell for the purchase price as set out in clause 3.1 ("the Purchase Price") and the Purchaser will buy the Shares free from all encumbrances, liens and adverse interests whatsoever, subject to and upon the conditions contained in this agreement.

3. **Purchase Price**

3.1. The Purchase Price will be paid by the Purchaser by the issue to the Vendor of 999,268 ordinary shares in.

3.2. The Vendor acknowledges that the Purchaser's shares are restricted under Rule 144 of the 1933 Securities Act.

4. **Intentionally deleted**

5. **Completion**

5.1. The Completion Date will be 5 June 2006 (or such other date agreed between the parties) at the offices of the Vendor's solicitors at a time to be agreed between the parties.

5.2. On the Completion Date the following will occur:

(a) The Vendor will deliver to the Purchaser or its nominee:

(i) the Share Certificates (if any) in respect of the Shares;

(ii) properly executed transfers of the Shares, in registerable form;

(iii) all available copies of the Constitution of the Company in the possession of the Vendor;

(iv) and all copies of shareholders' agreements.

(b) The Vendor will cause a Resolution of Directors of the Company to be passed resolving that:

(i) the transfer of the Shares be approved and registered (subject to due stamping) in the books of the Company;

(ii) fresh share certificates in the name of the Purchaser or as directed by the Purchaser will be issued;

(iii) the Directors of the company wil remain the same;

(iv) an ASIC Form 484 Change of Company Details be signed on behalf of the Company and lodged with ASIC;

6. **Company Assets and Liabilities**

6.1. The parties agree that the Shares are purchased in the Company, with all the Company's acknowledged assets and liabilities as agreed by an independent audit. These assets and liabilities appear in the audited and consolidated balance sheets of the Company and financial statements prepared as at the Completion Date.

(a) those matters disclosed in this agreement;

(b) any other written information relating to the Company which has been made availab Purchaser by the Vendor before the date of this agreement;

(c) any information available on public registers maintained by any relevant government authority; and

(d) any information relating to the Company of which the Purchaser has knowledge, act constructive, before the Completion Date, whether as a result of the Purchaser's investigations into the affairs of the Company or otherwise.

7.4. **Exclusions**

The Purchaser agrees with the Vendor that:

(a) the only representations and warranties upon which the Purchaser has relied upon in into this agreement are those set out in schedule 1;

(b) to the extent permitted by law, all other warranties, representations and undertakings (express or implied and whether oral or in writing) made or given by the Vendor or the Company's employees, agents or representatives in connection with any matters releva connected with this agreement and the transaction of the sale and purchase contempla this agreement are expressly excluded, have no force or effect and have not been relie by the Purchaser; and

(c) the only person entitled to make a claim for breach of Warranty under this agreement is Purchaser and then only strictly in accordance with and subject to the provisions of this 7.

7.5. **Indemnity**

Subject to the provisions of this clause 7, the Vendor indemnifies the Purchaser:

(a) from all liabilities which the Purchaser suffers or incurs by any of the Warranties bei untrue or inaccurate, in any material respect; and

7. **Vendor's Warranties**

7.1. **Warranties**

The Vendor represents and warrants to the Purchaser that each of the warranties and representations as set out in schedule 1 ("the Warranties") are true and accurate at the date of this agreement and will be true and accurate on each day up to and including the Completion Date.

7.2. **Application of the Warranties**

Each of the Warranties:

() remains in full force and effect until 2 years from the Completion Date; and

() is separate and independent and is not limited by reference to any other Warranty.

7.3. **Qualification**

The Warranties are given subject to and are qualified by:

(a) those matters disclosed in this agreement;

(b) any other written information relating to the Company which has been made available to the Purchaser by the Vendor before the date of this agreement;

(c) any information available on public registers maintained by any relevant government authority; and

(d) any information relating to the Company of which the Purchaser has knowledge, actual or constructive, before the Completion Date, whether as a result of the Purchaser's investigations into the affairs of the Company or otherwise.

7.4. **Exclusions**

The Purchaser agrees with the Vendor that:

(a) the only representations and warranties upon which the Purchaser has relied upon in entering into this agreement are those set out in schedule 1;

(b) to the extent permitted by law, all other warranties, representations and undertakings (whether express or implied and whether oral or in writing) made or given by the Vendor or the Company's employees, agents or representatives in connection with any matters relevant to or connected with this agreement and the transaction of the sale and purchase contemplated by this agreement are expressly excluded, have no force or effect and have not been relied upon by the Purchaser; and

(c) the only person entitled to make a claim for breach of Warranty under this agreement is the Purchaser and then only strictly in accordance with and subject to the provisions of this clause 7.

7.5. **Indemnity**

Subject to the provisions of this clause 7, the Vendor indemnifies the Purchaser:

(a) from all liabilities which the Purchaser suffers or incurs by any of the Warranties being untrue or inaccurate, in any material respect; and

(a) from all claims made by any third party in relation to a matter which constitutes, or in circumstances that constitute a breach of any of the Warranties.

7.6. **Indemnity Limitations**

Despite any other provision in this agreement, the Vendor has no liability to the extent that:

(a) any amount which is the subject of a claim is recoverable under an insurance policy in favour of the Company; or

(b) any payment in respect of a claim is the subject of a tax deduction in favour of the Company.

7.7. **Notice of potential claim**

If the Purchaser receives notice or otherwise becomes aware of any act, matter or thing which is or may be reasonably likely to give rise to a claim under this clause 7, it must notify the Vendor of that fact, together with all available details, within 30 business days after it has first come to the Purchaser's attention.

7.8. **Notice of claim**

Any claim made by the Purchaser under this clause 7 must be made by notice in writing to the Vendor setting out the act; matter or thing relied upon as giving rise to the claim, the Warranty the subject of the claim and all relevant details of the claim.

7.9. **Survival**

The provisions of this clause 7 remain in full force and effect after Completion.

8. **Directors**

8.1. The Purchaser agrees that for a period of two (2) years from the Date of Completion, there will be no change in the officeholders of the Company existing as at the Date of Completion.

9. **Intentionally deleted**

10. **Intentionally deleted**

11. **To do Further Acts**

11.1. The parties will insofar as it lies within their power execute, sign or do or procure to be executed, signed or done all such acts, deeds and things which may be necessary or expedient to give effect to the terms of this agreement.

12. **Costs and Stamp Duty**

12.1. Each party will bear their own legal costs of and incidental to the sale and purchase of the Shares. Any and all stamp duty payable in connection with the execution of this agreement and on any transfer duty pursuant hereto will be paid by the Purchaser.

13. **Purchaser's Default**

13.1. If the Purchaser:-

(a) fails to pay the balance of the Purchase Price as provided for in clause 3.2; or

(b) fails to comply with any of the material terms or conditions of this agreement,

then the Vendor may:-

i. affirm this agreement by waiving compliance with that provision; or

ii. defer the Completion Date to a date not more than 10 business days after the Completion Date specified in clause 5.1; or

iii. if the non compliance is not capable of remedy within 10 business days after the Completion Date, terminate this agreement, by notice in writing to the Purchaser.

13.2. If the Vendor affirms this agreement pursuant to clauses 13.1(i) and (ii), the Vendor may:-

(a) sue the Purchaser for damages for breach or for specific performance and damages in addition to or instead of damages for breach.

13.3. If the Vendor terminates this agreement pursuant to clause 13.1 (iii) the Vendor may elect to:-

(a) resell the Shares and if the re-sale is completed within 2 years from the date of termination, any deficiency and any expense arising from such re-sale, shall be recoverable by the Vendor from the Purchaser as liquidated damages.

13.4. The rights and powers conferred upon the Vendor by this clause 13 are in addition to any other right or power which the Vendor may have at law or in equity.

14. **Termination**

14.1. **Default**

If the Vendor on the one hand or the Purchaser on the other hand ("Defaulting Party") defaults in the performance of any of its obligations under this agreement and the default:

( ) is not capable of being remedied; or

( ) if capable of being remedied, is not remedied within 10 business days after notice requiring it to be remedied is given by the Defaulting Party by the party not in default,

the party not in default may immediately terminate this agreement by giving notice in writing to all of the other parties.

14.2. **After Termination**

On termination of this agreement for any reason each party must stop and must cause its permitted discloses to stop, using confidential information of another party and, at the other party's option:

(a) return to the other party;

(b) destroy and certify in writing to the other party the destruction of; or

(c) destroy and permit a representative of the other party to witness the destruction of;

all confidential information in its possession or control.

14.3. **Accrued Rights**

Termination of this agreement does not affect any accrued rights or remedies of a party.

15. **Assignment**

A party may not assign any of its rights under this agreement without the prior written approval of the other party to the agreement.

16. **Waiver**

16.1. **Waiver**

A provision of or right under this agreement may not be waived except by a waiver in writing signed by the party granting the waiver, and will be effective only to the extent specifically set out in that waiver.

16.2. **Rights Exercisable**

The failure of a party at any time to require performance of any obligation under this agreement is not a waiver of that party's right:

(a) to insist on performance of, or claim damages for breach of, that obligation unless that party acknowledges in writing that the failure is a waiver; and

(b) at any other time to require performance of that or any other obligation under this agreement.

17. **General Provisions**

17.1. **Counterparts**

This agreement may be altered only in writing signed by each party.

17.2. **Alterations**

This agreement may be altered only in writing signed by each party.

17.3. **Entire Agreement**

This agreement:

(i) constitutes the entire agreement between the parties as to its subject matter; and

(ii) in relation to that subject matter, supersedes any prior understanding or agreement between the parties and any prior condition, warranty, indemnity or representation imposed, given or made by a party.

17.4. **Notice**

Any notice in writing or document required or desired to be given by one party to the other pursuant to this agreement may be served by that party or his solicitor upon the other party or his solicitor.

The notice in writing or document may be delivered to or forwarded by pre-paid post to the person intended to receive the same at his address abovementioned, or such other address as may be notified in writing for that purpose and any notice or documents sent by post shall be deemed to have been given or delivered at any time when it would have been delivered in the ordinary course of post then prevailing.

For the purposes of this agreement any notice advice or document given by a party's solicitor will be deemed to be given with the authority of that party.

17.5. **Time of Essence**

Time will be of the essence of this agreement.

17.6. **No Merger**

The rights and obligations of the parties hereto in respect of the covenants, warranties and representations herein contained will not be merged or extinguished by or upon the Completion Date.

17.7. **Law**

This agreement is subject to the laws of the State of Queensland.

SCHEDULE 1

WARRANTIES
(clause 7)

INDEX OF WARRANTIES IN THIS SCHEDULE

DEFINITIONS

In this schedule, unless the contrary intention appears:

"Accounting Standards" means the Australian Accounting Standards from time to time, but if and to the extent that any matter is not covered by Australian Accounting Standards means generally accepted accounting principles applied from time to time in Australia for a company similar to the Company;

"**Accounts Date** " means 30 June 2005.

"Associate" has the meaning given to that term by sections 10 to 17 of the *Corporations Law;*

"Company Accounts" means the unaudited consolidated balance sheet of the Company as at the Accounts Date and the unaudited consolidated profit and loss statement of the Company for the financial year ended on the Accounts Date together with the notes to, and the reports of the directors in respect of, those accounts;

"Environmental Law" means a law relating to the environment, including without limitation in relation to land use, planting, pollution of air or water, soil or ground water contamination, chemicals, waste, use of dangerous goods or to any other aspect of protection of the environment or person or property;

"Equipment Leases" means the Equipment Leases listed in schedule 2;

"Governmental Authority" means any governmental, semi-governmental, municipal or statutory authority, instrumentality, organisation, body or delegate (including without limitation any town planning or development authority, public utility, environmental, building, health, safety or other body or authority) having jurisdiction, authority or power over or in respect of the Company, the Business or the Property;

"Intellectual Property Licences" means the computer software licenses granted to the Company as listed in Schedule 2 of this agreement;

"Intellectual Property Rights" means all intellectual property and proprietary rights (whether registered or unregistered) including, without limitation:

a. business names;

b. trade or service marks;

c. any right to have information (including, without limitation, confidential information) kept confidential;

d. patents, patent applications, drawings, discoveries, inventions, improvements, trade secrets, technical data, formulae, computer programs, data bases, know how, logos, designs, design rights, copyright and similar industrial or intellectual property rights; and

e. the property listed in schedule 2 of this agreement.

"**Law**" includes any statute, legislation, law, regulation, by-law, scheme, determination, ordinance, rule or other statutory provision (whether Commonwealth, State or municipal);

"Licence" includes any statutory licence, consent, registration, approval, certificate, permit, crystallization, regulation, concession, permission, determination, condition or exception under any law or from any Governmental Authority;

"Owned Intellectual Property Rights" means all Intellectual Property Rights used by the Company in the course of and for the purposes of the Business, including (without limitation) the Intellectual Property Rights but excluding the Intellectual Property Licences;

"Plant and Equipment" means all plant, equipment (including computer equipment), motor vehicles, machinery, furniture, fixtures and fittings used by the Company;

"Security Interest" means an interest or power:

a. reserved in or over an interest in any asset including without limitation any retention of title; or

b. created or otherwise arising in or over an interest in any assets under a bill of sale, mortgage, charge, lien, pledge, trust or other like power; or

c. any other adverse right, title or interest of any nature whatever, by way of security for the payment of a debt or any other monetary obligation or the performance of any other obligation; and

d. includes but is not limited to any agreement or arrangement (whether legally binding or not) to grant or create any of the above;

"Tax", "Taxes" or "Taxation" means all forms of taxes, duties, imposts, charges, withholdings, rates, levies or other governmental impositions of whatever nature whenever and by whatever authority imposed, assessed or charged together with all costs, charges, interest, penalties, fines, expenses and other additional statutory charges incidental or related to the imposition;

"Tax Act" means the *Income Tax Assessment Act 1936* (Cth) and the *Income Tax Assessment Act 1997* (Cth).

Schedule 1

1. **Warranty 1**
(Vendor's authority to sell)

1.1 The Vendor is the registered holder and beneficial owner of the Shares and there are no encumbrances or claims of any person over or affecting the Shares.

1.2 The Vendor has the power to enter into and perform his obligations under this agreement and to carry out the transactions contemplated by this agreement.

1.3 The obligations of the Vendor under this agreement are valid and binding and enforceable against him in accordance with their terms.

2. Warranty 2
(The Company)

2.1 The Company:

(a) is accurately described in the agreement;

(b) has full corporate power to own its properties, assets and business and to carry on the Business as now conducted; and

(c) has good and marketable title to all of the assets included in the Company Accounts.

2.2 No meeting has been convened, resolution proposed, petition presented or order made for the winding up of the Company and no receiver, receiver and manager, provisional liquidator, liquidator, administrator or other officer of the court has been appointed or (to the Vendor's knowledge) threatened to be appointed in relation to the Company or any part of its undertaking or assets.

3. Warranty 3
(Share capital)

3.1 The issued shares of the Company:

(a) are held and beneficially owned by the Vendor and are fully paid up;

(b) were all properly issued; and

3.2 There are no:

(a) securities convertible into shares of the Company;

(b) options or other entitlements of any kind over any issued or unissued shares of the Company; or

(c) restrictions on the transfer of any shares in the Company (including without limitation any rights of pre-emption exercisable by any person) which will not be removed or waived before the Completion Date.

3.3 There is no Security Interest over any Share in the Company.

4. Warranty 4
(Financial statements)

4.1 The Company Accounts:

(a) disclose a true and fair view of the affairs, financial position and assets and liabilities of the Company as at the Accounts Date and of the income, expenses and results of operations of the Company for the financial year ended on the Accounts Date;

(b) to the best of the Vendor's knowledge, were prepared in accordance with the Accounting Standards, the requirements of the Corporations Law and all other applicable laws and on a basis consistent with the audited accounts of the Company for the financial year preceding the financial year ended on the Accounts Date;

(c) contain proper and adequate provision for and full disclosure of all liabilities, actual or contingent, of the Company as at the Accounts Date; and

(d) are not affected by any abnormal or extraordinary items.

5. Warranty 5
(Liabilities)

5.1 The Company has not given any guarantees, indemnities or letters of comfort.

5.2 The Company has not granted or created any encumbrance, including mortgage, lien, pledge, bill of sale, debenture, finance lease, adverse right, title or interest or other third party interest.

5.3 The Company does not have any material commitments or unusual liabilities except as disclosed in the Company Accounts.

5.4 At the Completion Date, the Company will not owe any money or have any outstanding liability to the Vendor or any of his Associates and neither the Vendor nor any Associate of the Vendor will owe any money to or have any outstanding liability to the Company.

6. Warranty 6
(No changes since Accounts Date)

6.1 Since the Accounts Date:

(a) there has been no material adverse change in the assets, liabilities, turnover, earnings or financial condition of the Company;

(b) no dividend or distribution of capital or income has been declared, made or paid in respect of any share capital of the Company whether of cash, specific assets or otherwise;

(c) the Company has carried on the Business in the ordinary and usual course and has not entered into any contracts or arrangements other than in the ordinary course of carrying on the Business;

(d) the Company has not incurred or undertaken any actual or contingent liabilities or obligations, including Taxation, except in the ordinary course of business;

(e) the Company has not acquired or disposed of or dealt with any assets nor has it entered into any agreement or option to acquire or dispose of any assets other than in the normal course of business for full market value;

(f) except in the ordinary course of business, the Company has not borrowed money;

(g) except by operation of law or in the ordinary course of its business, the Company has not granted any Security Interest over any of its inventory or assets;

(h) the Company has not paid or agreed to pay any retiring allowance, superannuation or benefit to any of its officers or employees except where the law requires it or in accordance with a superannuation or retirement scheme in force at the Accounts Date and disclosed in the Records;

(i) the Company has not entered into or altered any contract of service with any officers or employees, or increased or agreed to increase the rate of remuneration or compensation payable to any of its officers or employees;

(j) the rights attaching to any issued or unissued shares in the Company have not altered and no alteration has been made to the capital structure of the Company;

(k) the Company has not implemented any new accounting or valuation method for its business, assets or property;

(l) no major supplier of the Company has:

(i) materially reduced the level of its supplies to the Company;

(ii) indicated an intention to cease or reduce the volume of its trading with the Company after Completion; or

(iii) materially altered the terms on which it trades with the Company;

(m) no major customer of the Company has:

(i) materially reduced the level of its custom from the Company;

(ii) indicated an intention to cease or reduce the volume of its trading with the Company after the Completion Date;

(iii) materially altered the terms on which it trades with the Company;

(n) no loans have been made by the Company to employees, nor have any advances or loan money been accepted from any employees;

(o) no resolutions have been passed by the members or directors of the Company except in the ordinary course of business of the Company and those necessary to give effect to this agreement.

7. Warranty 7
(Records)

7.1 The Records:

(a) are in the possession or under the control of the Company;

(b) to the best of the Vendor's knowledge, have been fully, properly and accurately kept and maintained and are up to date;

(c) to the best of the Vendor's knowledge, accurately record the details of all of the transactions, finances, assets and liabilities of the Company; and

(d) to the best of the Vendor's knowledge, and as far as necessary, have been prepared in accordance with the requirements of the Corporations Law and the Accounting Standards.

8. Warranty 8
(Debts)

8.1 All debts owed to the Company at the Completion Date, less the amount of any provision for bad and doubtful debts made on a basis consistent with the provision for bad and doubtful debts in the Company Accounts, will be good and fully collectable in the ordinary course of business within three months after the date on which the relevant invoice was first rendered.

9. Warranty 9
(Taxation)

9.1 The Company has paid, or the Company Accounts fully provide for, all Taxes, which the Company is or may become liable to pay for the period up to and including the Accounts Date.

9.2 The only liabilities for Tax of the Company arising in respect of the period after the Accounts Date and ending on the Completion Date will be liabilities arising out of the normal business and trading activities of the Company.

9.3 Without limiting Warranty 9.2:

(a) all amounts of Tax required by law to be deducted by the Company from the remuneration of employees (as defined in section 221 A of the Tax Act) have been duly deducted and where appropriate duly paid to the Taxation authorities; and

(b) the Company has deducted all amounts of withholding Tax and Tax required by law to be withheld and has punctually paid those Taxes to the relevant taxation authority.

9.4 All Tax information required by law (including but not limited to records, returns, elections and notices) to be lodged or kept by the Company have been lodged with the appropriate authorities or kept as required.

9.5 The Company is not involved in any audit of any of its Tax returns or any dispute with any Taxation authority responsible for the assessment and collection of Tax and the Vendors are not aware of any circumstances, which may give rise to such an audit or dispute.

9.6 The Company has maintained sufficient and accurate records and all other information required to support all Tax information, which has been or may be lodged with any Taxation authority.

9.7 The Company has lodged or supplied all information regarding Taxation matters as and when requested by a Taxation authority.

9.8 Any information, notice, computation or return which has been submitted to a relevant authority by the Vendor in respect of any Taxation matter:

(a) discloses all material facts which should be disclosed under any relevant Tax law; and

(b) has been submitted on time; and

(c) all copies of any information, notice, computation or return submitted to a relevant authority by the Vendor in respect of any Taxation matter which has been supplied by the Vendors or their advisers to the Purchaser or its advisers are true and complete copies of the originals.

10. Warranty 10
(Ownership of assets)

10.1 All of the property and assets included in the Company Accounts or which the Company uses in the conduct of the Business are legally owned by the Company free from any Security Interest.

11 Warranty 11

(Real property)

1.0 To the best of the Vendor's knowledge there are no disputes relating to any property owned or occupied by the Company or its use including disputes with respect to any easement right or means of access to the above propert y or with any adjoining or neighbouring owner with respect to boundaries or dividing fences.

2.0 The Company has duly and punctually performed and is not in breach of any covenants, terms, conditions and other provisions of any lease of any freehold lands it is occupying.

12 Warranty 12 (Plant, Machinery and Equipment)

12.1 The Company owns all Plant and Equipment.

12.2 Each item of Plant and Equipment is:

(a) in a good and safe state of repair and condition and satisfactory working order for its age and has been regularly and properly maintained;

(b) in the Company's possession or control; and

(c) recorded in the plant register of the Company.

12.3 The Company has duly and punctually observed and performed the terms and conditions of any Equipment Lease. No Equipment Lease is liable to forfeiture or termination through any default or omission of the Company.

13 Warranty 13
(Insurance)

13.1 Each contract under which the Company is an insured party ("Insurance Contract") is in force and there is no fact or circumstance known to the Vendor which would lead to any Insurance Contract being terminated or ceasing to have effect as a consequence of a change in ownership of the Shares.

13.2 Under the Insurance Contracts:

(a) all of the property and assets of the Company of an insurable nature are insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against for similar businesses in similar industries; and

(b) the Company is adequately insured for such amounts as would be maintained in accordance with prudent business practice for similar businesses in similar industries in respect of all risks, whether in relation to damage to property, personal injury, public liability, product liability, workers' compensation, business interruption insurance or otherwise.

13.3 There are no material outstanding claims, or insurance premiums payable, under the Insurance Contracts.

14 Warranty 14
(Intellectual Property Rights)

14.1 The Company is the owner of the Owned Intellectual Property Rights.

14.2 The Company does not use or require in the Business any business names, trademarks, service marks, trade names, copyright, patents, patent applications, confidential information or other Intellectual Property Rights other than the Owned Intellectual Property Rights and the Intellectual Property Licences.

14.3 The Company has not dealt with or granted to any person any rights in respect of the Owned Intellectual Property Rights by way of licence or in any other way other than in the ordinary course of business, for the purposes of the Business.

14.4 The Company has not infringed the Intellectual Property Rights of any other person and to the Vendor's knowledge no person has infringed or is presently infringing the Owned Intellectual Property Rights.

14.5 The Vendor is not aware of any allegation or basis on which an allegation could be made that the Company has infringed the Intellectual Property Rights of any person or on which the validity or effectiveness of the Owned Intellectual Property Rights or the Company's rights under the Intellectual Property Licences may be challenged.

14.6 The Company has not disclosed Owned Intellectual Property Rights to any person other than to employees of the Company whose duties require them to have access to the Owned Intellectual Property Rights.

14.7 Other than in respect of the Intellectual Property Licences, there are no royalties, licence fees or other similar fees payable by the Company in connection with the use of any Intellectual Property Rights.

14.8 Each of the licences under which the Company uses the Intellectual Property Licences is valid, binding and enforceable. The Company has complied at all times with the terms and conditions of each Intellectual Property Licence and no Intellectual Property Licence is liable to termination through any act or omission of the Company.

14.9 The Company has validly registered all its business names.

15. Warranty 15
(Contracts)

15.1 The Company has duly performed and observed all its obligations, and the other parties have to the best of the Vendor's knowledge, duly performed and observed all their obligations, under all contracts, arrangements or understandings to which the Company is a party.

15.2 Any offer, tender or quotation made by the Company in respect of the Business which is outstanding and capable of acceptance by a third party, was made in the ordinary course of business.

15.3 All agreements binding on the Company are at arm's length.

15.4 All documents and transactions to which the Company is a party that are required to be stamped, or that the Company has an interest in enforcing, have been duly stamped.

16. Warranty 16
(Compliance with applicable laws)

16.1 To the best of the Vendor's knowledge, the Company has complied with all applicable laws (whether applicable in the conduct of the Business, the use of each Company's property and the other assets of the Company or in any other manner) and no contravention or allegation of any contravention of any applicable law is known to the Company or the Vendor.

16.2 The Company:

(a) holds all Licences necessary for the use of the Company's assets and for the conduct of the Business; and

(b) has complied with all terms, conditions and other provisions of or applicable to those Licences.

16.3 As far as the Vendor is aware there is no fact or matter, which might prejudice the continuance or renewal, or result in the revocation or variation in any material respect, of any Licence.

16.4 True and complete copies of all of the following in the possession or control of the Company or the Vendor have been provided to the Purchaser:

(a) all Licences necessary for the carrying on of the Business;

(b) all Licences necessary for the use of each of the above assets;

16.5 Neither the Vendor nor the Company has received any notice that any such statutory permit or licence will be revoked, suspended, modified or will not be renewed.

17. Warranty 17
(Litigation)

17.1 Neither the Company nor any person for whose acts or defaults the Company may be vicariously liable is involved in any claim, litigation, prosecution or arbitration in any court, tribunal or otherwise.

17.2 There are no unsatisfied judgments, awards, claims or demands against the Company.

18. Warranty 18
(Industrial disputes)

18.1 The Company is not a party to any agreement, arrangement or understanding with any trade union, employee association or other similar organization and is not a member of any employer federation or association.

18.2 There is no strike, labour dispute or campaign or slowdown current against the Company.

18.3 The Vendor is not aware of any facts or circumstances which may result in a material industrial dispute involving the Company and one or more of its employees and no material pay claims have been made against the Company.

19. Warranty 19
(Employees)

19.1 All contracts of employment to which the Company is a party can be terminated by the Company by notice of 30 days or less.

19.2 The Company has complied in all material respects with all contractual, statutory, legal and fiscal obligations of and in relation to its employment of its employees, including without limitation all withholding obligations, all codes of practice, collective agreements and awards.

19.3 The Company does not operate any bonus, profit share or employee incentive plans or schemes for its employees or officers.

20. Warranty 20
(Conduct of business)

20.1 No practice carried on by the Company or contract, arrangement or understanding to which the Company is a party:

(a) is or should be notified or crystallized under the Trade Practices Act 1974 or is or has been the subject of an inquiry under that Act; or

(b) infringes any other competition, anti-restrictive trade practice, anti-trust or other consumer protection or environmental laws applicable to the Company in Australia.

21. Warranty 21
(Subsidiaries)

21.1 The Company:

(a) neither holds nor beneficially owns shares or other securities in the capital of another company,

(b) has not agreed to buy any securities in any other Australian or overseas company; and

(c) is not and has not agreed to become a member of any partnership, unincorporated association, joint venture or consortium.

22. Warranty 22
(Effect of sale of Shares)

22.1 As far as the Vendor is aware the transfer of the Shares to the Purchaser under this agreement will not result in any supplier or customer of the Company ceasing or being entitled to substantially reduce its level of business with the Company.

22.2 The entry into and performance of this agreement does not and will not:

(a) relieve any person from any obligation to the Company;

(b) result in the creation, imposition, crystallization or enforcement of any Security Interest or other third party right or interest on the Company, its assets or undertaking; or

(c) result in any indebtedness of the Company becoming due and payable.

23. Warranty 23
(Delegations, offers, finder's fees)

23.1 Any offer, tender or quotation made or given by the Company which is outstanding and capable of acceptance by a third party, was made or given in the ordinary course of business.

23.2 The Company has not taken any action under which any person is or may be entitled to a finder's fee, brokerage or commission in connection with the acquisition of any shares under this agreement.

24. Warranty 24
(Accuracy of disclosed information)

24.1 All:

(a) factual statements which the Vendor, the Company or any of their respective employees, agents or advisers have given to the Purchaser or its advisers relating to the Business, activities, affairs, assets and liabilities of the Company; and

(b) facts in the recitals and schedules relating to the Vendor, the Company or the Business,

are to the best of the Vendor's knowledge, accurate in all respects except as updated by factual statements subsequently provided before Completion.

Schedule 2

There are no Leases entered into by the Company as at the date of this Agreement

There is no Intellectual Property owned directly or beneficially as at the date of this Agreement

Executed as an Agreement.

SIGNED for and on behalf of **LIQUATECH PTY LTD ACN 094 371 294** by a person duly authorized for that purpose who certifies that he/she is duly authorized in accordance with its constitution:	))))))	.... Director .... Director/Secretary

SIGNED by **GREGORY PAXTON** in the presence of:	)))	....

....
Witness

SIGNED for and on behalf of **AQUA DYNE INC** by a person duly authorized for that purpose who certifies that he/she is duly authorized in accordance with its constitution:	)))))	.... Director .... Director/Secretary